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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                                COTELLIGENT, INC.
                      ------------------------------------
                (Name of Registrant as Specified In Its Charter)


          ------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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                  * RELEASED TO SECURITY HOLDERS ON MAY 31, 2002

                                       44 Montgomery Street Suite 4050 San Francisco, CA 94104
[LOGO] COTELLIGENT                                 Tel 415.439.6400 Fax 415.439.6888 www.cotelligent.com
         structure without boundaries

                                                                    May 31, 2002

                  VOTE THE ENCLOSED WHITE PROXY CARD -- TODAY!
                                    -----
Dear Stockholder:

I am writing to you today to once again ask you to vote your shares for Dr. Debra Richardson as Cotelligent's nominee to our Board of Directors at this year's annual meeting on Tuesday, June 11, 2002. We would also like to inform you of some important information about Mr. Russell Silvestri and his private investment firm, Skiritai Capital, LLC, who recently announced that they are going to engage in a proxy fight to place Mr. Silvestri on the Cotelligent Board with a stated purpose of immediately liquidating your Company for a quick buck. WHILE YOUR BOARD HAS THE INTERESTS OF ALL STOCKHOLDERS IN MIND, WE BELIEVE MR. SILVESTRI IS INTENT UPON DEPRIVING OTHER COTELLIGENT STOCKHOLDERS OF THE OPPORTUNITY FOR MID TO LONG TERM APPRECIATION.

JUST LOOK AT THE FACTS:

     Mr. Silvestri has never served as a director of a public company.

     Mr. Silvestri has not indicated that he has any experience in our field of expertise.

     Our nominee, Dr. Debra Richardson, Chair and Dean of the School of Computer Science at the University of California Irvine, is exceedingly qualified to serve our stockholder's interest today and in the future. Since joining the Board in August 2001, Dr. Richardson has been, and we expect that she will continue to be, an active contributor to the Cotelligent Board because of the depth of her experience and knowledge of information systems and technology as well as the industry in which we compete.

     We are executing our strategic plan to emerge from our 'turnaround' and are focusing on our strong client base, our strategic partnerships and our expertise in emerging technologies. These strengths, together with our clean balance sheet, with no debt, and favorable cash position provide us with a competitive advantage in the markets in which we do business.

     We have an outstanding reputation in the IT solution and services industry. We believe that our outstanding reputation helps us to compete and to continue to win business.




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Over the past two years we have implemented a strategic plan in order to have a secure business model and a more stable financial model, and within the past two weeks, we have retained Porter, LeVay & Rose, a New York based investor relations firm, to begin the process of communicating our efforts and achievements to the investor community.

We strongly believe that by electing Dr. Debra Richardson on your WHITE proxy card, you are helping Cotelligent continue on a path to realizing our full potential. WE STRONGLY RECOMMEND THAT YOUR REJECT MR. SILVESTRI'S BID FOR YOUR VOTE BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY IN THE ENVELOPE PROVIDED.

Sincerely,

/s/ James R. Lavelle
------------------------------------
James R. Lavelle
Chairman and Chief Executive Officer


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                           New York, New York 10016
                         proxy@mackenziepartners.com
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